                                                                    EXHIBIT 23.1

                               CONSENT OF KPMG LLP

To the Board of Directors
Sanmina-SCI Corporation:

      We hereby consent to the incorporation by reference into the Company's previously filed Registration Statements on Form S-8 (Nos. 333-108942, 333-104692, 333-100236, 333-87946, 333-84704, 333-83110, 333-75616, 333-64294,
333-39930, 333-79259, 333-23565, 33-66554, and 33-90244) and Form S-3 (No.
333-61042) of our report dated November 21, 2003, with respect to the consolidated balance sheets of Sanmina-SCI Corporation as of September 27, 2003 and September 28, 2002, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended September 27, 2003, and the related financial statement schedule, which report appears in the September 27, 2003 annual report on Form 10-K of Sanmina-SCI Corporation. Our report dated November 21, 2003, contains an explanatory paragraph describing the Company's change in accounting for goodwill and other intangible assets.

                                            /s/ KPMG LLP

Mountain View, California
December 5, 2003